Employment Agreement Assignment, executed October 13, 2006, between the Company and Marion Malone.
EX-10.87

Exhibit 10.87

AGREEMENT

AND NOW, this 13th day of October, 2006, Marion Malone (hereinafter “Employee”), enters into this Agreement with CorCell, Inc. (“CorCell”) and Cord Blood America, Inc. (hereinafter “Cord Blood America”) on the following terms and conditions.

BACKGROUND

1.

Cord Blood America has purchased certain assets of Corcell.

2.

Employee, prior to the purchase of said assets of Corcell by Cord Blood America, was employed by CorCell.

3.

Employee was party to an Employment Agreement dated November 1, 2004 with CorCell (“Employment Agreement”), which Agreement included rights and benefits on the  part of both Employee and Corcell including, but not limited to, certain severance rights in the event Employee was, under certain conditions, terminated by Corcell.

4.

Cord Blood America, as an asset purchaser, does not accept assignment of, or otherwise succeed to the obligations of CorCell under the Employment Agreement.

5.

Cord Blood America has tendered employment to Employee on the condition that, among other things, Employee acknowledges and agrees to waive and extinguish any rights the Employee may have had under the Employment Agreement, including but not limited to, those certain severance rights of Employee in the event Employee was terminated by Corcell.

6.

Employee, as a condition of employment with Cord Blood America, has agreed to enter into this Agreement relative to the Employment Agreement existing between Employee and CorCell.

AGREEMENT

AND NOW, THEREFORE, in consideration of employment with Cord Blood America, and other good and adequate consideration, and intending to be legally bound hereby, Employee agrees as follows:

7.

Employee hereby waives and extinguishes any rights the Employee may have had under the Employment Agreement, including but not limited to, those certain severance rights of Employee in the event Employee was, under certain conditions, terminated by Corcell

8.

Employee acknowledges that any obligations, rights and duties of Corcell pursuant to or under the Employment Agreement are not binding upon, and have not been assigned to or otherwise accepted by Cord Blood America, and that the terms and conditions of said Employment Agreement will not be enforceable against Corcell or Cord Blood America.

9.

This Agreement and waiver are knowing and voluntary for the reasons and in light of the considerations set forth herein, which includes employment with Cord Blood America.

10.

This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of law principles.

WITNESS:	EMPLOYEE:
/s/ Marion Malone
Marion Malone
WITNESS:	CORCELL, INC.
	By:	/s/ Marcia Laleman
Chief Executive Officer
WITNESS:	CORD BLOOD AMERICA, INC.
	By:	/s/ Matt Schissler
Chief Executive Officer

AGREEMENT

AND NOW, this 13th day of October, 2006, Marion Malone (hereinafter “Employee”), enters into this Agreement with Cord Blood America, Inc. (hereinafter “Cord Blood America”) on the following terms and conditions.

BACKGROUND

1. Pursuant to the Asset Purchase Agreement between CorCell, Inc. (CorCell) and Cord Blood America dated October 1, 2006, Cord Blood America wishes to employ Employee.

2. Employee, CorCell and Cord Blood America have signed an agreement of waiver dated October 13, 2006 (“Waiver Agreement”) as to certain rights of employee with regard to CorCell either under its Employment Agreement or its Non-Compete and Confidentiality Agreement with CorCell dated December 23, 2004 (“Employment Agreement”).

3. Employee wishes to accept employment with Cord Blood America on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of employment with Cord Blood America, and other good and adequate consideration, and intending to be legally bound hereby, the parties agree as follows:

1. Employee will be bound by the obligations on Employee set forth in the Employment Agreement, except as modified herein.

2. Cord Blood America agrees to employ Employee on the same or substantially similar terms and conditions as set forth in the Employment Agreement including severance benefits, except as modified herein.

3. If a stock option plan was part of Employees benefits when employed by CorCell, Employee agrees that Cord Blood America can not provide the same stock option plan and thereby waives any rights Employee may have to the continuance of said stock option.

4. Cord Blood America will, however, make a good faith effort to provide employee with an “Equity Incentive Plan” to be granted within six (6) months of the effective date of this Agreement.

5. Cord Blood America agrees to continue the health plan for employees offered by CorCell unless and until it is able to offer Employee the plan Cord Blood America currently offers its employees. At such time, Employee agrees to accept the health plan offered by Cord Blood America in place of the current health plan, which plan will be substantially similar in benefits and coverage to the existing plan.

6.  Cord Blood America agrees to continue offering pension and retirement benefits offered by CorCell as of October 1, 2006, such as 401k plan and FSA, unless and until it is able to offer Employee a substantially similar plan which is currently offered to Cord Blood employees.  At such time, Employee agrees to accept the substantially similar benefits in place of the current benefits.

7.  Cord Blood America agrees to pay Employee the same salary as Employee was paid by CorCell as of October 1, 2006.

8.  Cord Blood America hereby reserves the right to restate on the same or substantially similar terms,  in its entirety its Agreement, as amended, with Employee, and Employee agrees to sign and execute such Agreement, subsequent to the execution of this agreement.

9. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of law principles.

WITNESS:	EMPLOYEE:
/S/ Marion Malone
Marion Malone

WITNESS:	CORD BLOOD AMERICA, INC.
/S/ Matt Schissler
Matt Schissler